United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2020

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Election of New Director

On December 1, 2020, Communications Systems, Inc. ("CSI" or the "Company") announced that its Board of Directors had appointed Anita Kumar as its Chief Executive Officer and elected her as a member of the Board of Directors effective immediately. Ms. Kumar succeeds Roger H. D. Lacey as CEO. Mr. Lacey will continue to serve as Executive Chairman of the Company's Board of Directors.

Ms. Kumar, who is 53 years old, joined CSI's subsidiary Transition Networks, Inc in 2011 and served in a number of roles of increasing responsibility in engineering and management until she was promoted to General Manager of Transition Networks in 2019, where she led its business operations and oversaw the Electronics & Software assets of CSI. Prior to joining CSI, Ms. Kumar held positions in product management and software engineering at global organizations such as ADC, Nortel Networks, Lucent Technologies, AT&T and Ericsson-Raynet. Ms. Kumar has a Ph.D. from Ohio University in high energy particle physics and a B.S. from University of Mumbai.

As Chief Executive Officer, Ms. Kumar will receive an annual salary of $280,000 and beginning in 2021, will have an opportunity to earn an annual incentive bonus of up to 55% of her salary upon the achievement of criteria established by the Company's Board of Directors and its Compensation Committee. In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other U.S.-based employees, as a senior executive, Ms. Kumar will receive other compensation in various forms, primarily the following: (i) Long Term Incentive Awards ("LTI Awards") that provide the opportunity to earn a payout in Company stock or cash after the end of three-year performance periods, to the extent earned by actual performance compared to performance goals; and (ii) an annual car allowance of $7,750.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Form 8-K.

Exhibit Number	Exhibit Name
99.1	Press Release dated December 1, 2020 announcing the appointment of Anita Kumar as Chief Executive Officer

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

		By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date:	December 1, 2020

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